Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

OptimizeRx Corporation

As independent registered public accountants, we hereby consent to the use of our audit report dated March 8, 2017, with respect to the consolidated financial statements of OptimizeRx Corporation in its registration statement Form S-1. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, MN

June 6, 2018